EXHIBIT 10.1

SETTLEMENT AGREEMENT NOTE RECEIVABLE AND MUTUAL RELEASE

This Settlement Agreement Note Receivable and Mutual Release (this “Agreement”) is entered into this 6th day of July, 2021, by Everything Blockchain, Inc., (“EBI”), a Delaware corporation, and BOTS, Inc., (“BOTS”) a Puerto Rico company; collectively referred to as the “Parties” and singularly as a “Party”.

WHEREAS, BOTS owns 500,000 shares of Series B Preferred of EBI; and,

WHEREAS, the outstanding balance owed to EBI under a convertible promissory note by First Bitcoin Capital Corp, a foreign corporation who is majority owner of BOTS, of $1,400,000 was due in April 2021 along with approximately $110,000 in accrued interest; and,

WHEREAS, EBI retains 20,726,120 BIT tokens it received from First Bitcoin Capital Corp.

NOW, THEREFORE, in consideration of the mutual agreements, promises and covenants set forth in this Agreement, each of the Parties stipulate and agree to settle their differences as follows:

1. The Parties expressly incorporate the Recitals of this Agreement herein as a part hereof.

2. EBI shall accept payment of the $1,400,000 plus all interest and accrued expenses, and transfer 20,726,120 BIT tokens in exchange for BOTS returning 250,000 shares of Series B Preferred stock to the treasury of EBI.

3. EBI shall assign the note and all accrued interest under the convertible promissory note with First Bitcoin Capital Corp to BOTS.

4. For valuable consideration, the receipt and sufficiency of which is expressly acknowledged, EBI hereby releases and forever discharges BOTS and First Bitcoin Capital Corp from all claims, obligations, actions, demands, rights, costs, expenses, compensation or causes of action of any nature whatsoever, whether based on a tort, contract, statutory or any other theory of recovery, and whether for compensatory, punitive, statutory or other forms of damage or relief, whether legal or equitable, arising from the return of shares and the debt owed to EBI.

5. For valuable consideration, the receipt and sufficiency of which is expressly acknowledged, BOTS hereby releases and forever discharges EBI from all claims, obligations, actions, demands, rights, costs, expenses, compensation or causes of action of any nature whatsoever, whether based on a tort, contract, statutory or any other theory of recovery, and whether for compensatory, punitive, statutory or other forms of damage or relief, whether legal or equitable, arising from the return of shares and the debt owed to EBI.

6. Each of the Parties declares and represents that no promise, inducement or agreement which is not specifically provided in this Agreement has been made by any Party to this Agreement; that this Agreement contains the entire agreement among the Parties; and that the terms of this Agreement cannot be modified except in writing signed by the Party against whom enforcement of such modification is sought.

1

7. Each of the Parties agrees not to disclose to or discuss with any person (except as permitted in the next paragraph) the substance of this Agreement or matters relating to any act or omission of any Party in connection with any other Party.

8. Each of the Parties agrees that each will not knowingly, directly or indirectly, in any individual or representative capacity whatsoever, make any statement, oral or written, or perform any act or omission which is or could be detrimental in any material respect to the reputation or goodwill of any Party or any other person or entity released herein, except as may be required by law, court order, government agency request or subpoena, or to defend itself in connection with a legal proceeding. Each of the Parties further agrees that each will not voluntarily participate in, or aid or encourage any other Party in connection with, any lawsuit or proceeding of any kind brought or asserted by any person or entity against a Party or any other person or entity released herein.

9. This Agreement shall be construed, interpreted and applied in accordance with the substantive laws of the State of Florida, without reference to its choice of law rules.

10. Any dispute between the Parties pertaining to this Agreement shall be resolved through binding arbitration conducted by the American Arbitration Association under the employment rules then in effect. The parties agree that any arbitration proceeding shall be conducted in Henderson, Nevada and consent to exclusive jurisdiction and venue there. The award of the arbitrator(s) shall be final and binding, and the parties waive any right to appeal the arbitral award, to the extent that a right to appeal may be lawfully waived. Each party retains the right to seek judicial assistance (a) to compel arbitration, (b) to obtain injunctive relief and interim measures of protection pending arbitration, and (c) to enforce any decision of the arbitrator(s), including but not limited to the final award.

11. This Agreement may be executed by facsimile and in one or more counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

EVERYTHING BLOCKCHAIN, INC.

	/s/ Eric Jaffe	7/6/2021
By:	Eric Jaffe, Chief Executive Officer

BOTS, INC.

	/s/ Paul Rosenberg	7/12/2021
By:	Paul Rosenberg, Chief Executive Officer

2